Exhibit 3.2

FOURTH AMENDMENT OF NINETEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Nineteenth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Nineteenth Restated Certificate of Limited Partnership with the Missouri Secretary of State on July 21, 2014.

(3)	The Nineteenth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 373.

In affirmation thereof, the facts stated above are true.

Dated: November 18, 2014

General Partner:

By	/s/ James D.Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Lynette Diane McCloud	10/21/14	7215 Northmoor Drive	St. Louis, MO 63105
Christopher Francis Wallen	11/03/14	5637 W. Molly Lane	Phoenix, AZ 85083
Dino Joseph Goegan	11/03/14	5641 S. Wilson Drive	Chandler, AZ 85249
Jenifer L. Sutton	11/03/14	7607 Yale Court	Frederick, MD 21702
Matthew Daniel Collins	11/14/14	12727 Wynfield Pines Ct	Des Peres, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Lynette D. McCloud Revocable Trust	10/21/14	12555 Manchester Road	St. Louis, MO 63131
The Christopher F. and Martha M. Wallen Living Trust	11/03/14	12555 Manchester Road	St. Louis, MO 63131
Goegan Family Trust	11/03/14	12555 Manchester Road	St. Louis, MO 63131
Jenifer L. Sutton Revocable Living Trust	11/03/14	12555 Manchester Road	St. Louis, MO 63131
Matthew D. Collins Revocable Living Trust	11/14/14	12555 Manchester Road	St. Louis, MO 63131